                                                           Exhibit No. EX-99.m.1

                               ACADEMY FUNDS TRUST

                              INVESTOR CLASS SHARES

                     MARKETING AND SHAREHOLDER SERVICES PLAN

     WHEREAS,  the  Academy  Funds  Trust  ("Trust")  is  registered  under  the
Investment  Company  Act of  1940,  as  amended  ("1940  Act"),  as an  open-end management investment company; and

     WHEREAS,  shares of beneficial  interest of the Trust are currently divided into separate series (each a "Fund" and collectively the "Funds"), listed in the attached Appendix A, as may be amended from time to time; and

     WHEREAS,  the  Trust,  on behalf of the Funds,  desires to arrange  for the provision of certain  marketing and  shareholder  services to the holders of the
Investor  Class  shares of the Funds  under the terms and  conditions  described herein;

     NOW,  THEREFORE,  the Trust hereby adopts this  Marketing  and  Shareholder
Services  Plan (the "Plan") on behalf of the Investor  Class shares of the Funds in accordance with Rule 12b-1 under the 1940 Act, subject to the following terms and conditions:

     1. Each Fund  shall pay to Quasar  Distributors,  LLC (the  "Distributor"),
Academy  Asset  Management,  LLC  ("Academy"),  or their  affiliates a fee in an amount or at a rate not to exceed  [0.25]%  on an  annual  basis of the  average daily net asset value of the Investor Class shares of the Fund (the "Fee"). Such
Fee shall be calculated daily and paid monthly or at such other intervals as the
Board of Trustees (the "Board") of the Trust shall determine.

     2. The  Distributor  and Academy shall use the Fee paid to them pursuant to
Paragraph 1 hereof for marketing activities ("Marketing Services"), which may be
used,   among  other  things,   for  the   preparation   and   distribution   of
advertisements,  sales  literature and  prospectuses  and reports used for sales purposes,  as well as compensation  related to sales and marketing personnel and payments to dealers and others for marketing related services.  The Fee may also be used to  compensate  dealers and others that have  entered  into an agreement with the Distributor or Academy for Marketing  Services that include  attracting shareholders to Investor Class shares of the Funds.

     3. The Fee  described  in  Paragraph  1 may also be used to pay  authorized persons (the "Authorized  Service Providers") who enter into agreements with the
Distributor or Academy to provide services to Investor Class shareholders of the
Funds. For purposes of the Plan, "service activities" shall include any personal services or account maintenance services,  which may include but are not limited to: assisting  beneficial  shareholders  with purchase,  exchange and redemption requests;  activities in connection  with the provision of personal,  continuing services  to  investors  in each Fund;  receiving,  aggregating  and  processing purchase and  redemption  orders;  providing  and  maintaining  retirement  plan records;  communicating  periodically with shareholders and answering  questions and handling  correspondence  from shareholders about their accounts;  acting as the sole shareholder of record and nominee for shareholders; maintaining account records and  providing  beneficial  owners with account  statements;  processing dividend payments;  issuing shareholder  reports and transaction  confirmations;
providing  sub-accounting  services  for  Investor  Class  shares of a Fund held
beneficially;   forwarding  shareholder  communications  to  beneficial  owners;
receiving,  tabulating and transmitting  proxies executed by beneficial  owners;
disseminating  information  about the Fund; and general  account  administration activities.  Other  expenses of an Authorized  Service  Provider  related to its
"service activities," including telephone and other communications expenses, may be included in the information  regarding  amounts expended for such activities.
An  Authorized  Service  Provider  is  authorized  to  pay  its  affiliates  and independent  third party service  providers for  performing  service  activities consistent with this Plan.

     4. The Plan shall not take effect with respect to the Investor Class shares of a Fund  until  the  Plan,  together  with any  related  agreements,  has been approved by votes of a majority of both (a) the  Trustees of the Trust,  and (b)
those  Trustees of the Trust who are not  "interested  persons" of the Trust (as defined in the 1940 Act) and have no direct or  indirect  financial  interest in the  operation  of this  Plan  or any  agreements  related  thereto  (the  "Plan
Trustees"),  cast in person at a meeting (or meetings) called for the purpose of voting on the Plan and such related agreements, except that a meeting at which a related  agreement  between  a Fund and a  non-affiliated  service  provider  is approved  need  not  be an  in-person  meeting.  For  purposes  of the  Plan,  a non-affiliated  service  provider is a service  provider that is not  affiliated with the Trust, Academy, or the Distributor.

     5. The Plan shall  continue  in full  force and  effect as to the  Investor
Class shares of a Fund for so long as such continuance is specifically  approved at least annually in the manner provided for approval of the Plan in Paragraph 4 hereof.

     6. Any  person  authorized  to direct  the  disposition  of monies  paid or payable by the Funds pursuant to the Plan or a related  agreement  shall provide to the Trustees,  and the Trustees shall review,  at least quarterly,  a written report of the amounts so expended and the  purposes for which such  expenditures were made.  Authorized  Service  Providers  shall provide to the  Distributor or
Academy,  for  provision to the  Trustees,  and the  Trustees  shall review such reports and  information as the Trustees may require,  which may be specified in the related agreement.

     7. All agreements  with any person relating to  implementation  of the Plan shall be in writing, and any agreements related to the Plan shall provide,  with respect to a Fund, that:

     (a) such  agreement may be terminated at any time,  without  payment of any penalty,  by  vote  of a  majority  of the  Plan  Trustees  or by vote of a majority of the  outstanding  Investor  Class shares of the Fund, on or not more than 60 days' written notice to any other party to the agreement; and

     (b)  such  agreement  shall  terminate  automatically  in the  event of its assignment.

     8. This Plan, or any agreements  entered into pursuant to this Plan, may be terminated  with  respect to the  Investor  Class  shares of a Fund at any time, without  penalty,  by vote of a majority of the  Trustees  and a majority of the
Plan Trustees,  or by vote of a majority of the outstanding voting securities of the Investor Class shares of the affected Fund.

     9.  While  this  Plan is in  effect,  the  Board  shall  satisfy  the  fund governance standards as defined under Rule 0-1(a)(7) under the 1940 Act.

     10. As used in this Plan,  the terms  "majority of the  outstanding  voting securities" and "assignment" shall have the same meanings as those terms have in the 1940 Act.

     11. The Trust shall preserve  copies of this Plan (including any amendments thereto) and any related agreements and all reports made pursuant to Paragraph 6 hereof for a period of not less than six years  from the date of this Plan,  any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

     12. The Trustees and the holders of the Investor  Class shares of each Fund shall not be liable  for any  obligations  of the Trust or any Fund  under  this
Plan, and an Authorized  Service Provider or any other person,  in asserting any rights or claims under this Plan,  shall look only to the assets and property of the Trust or such Fund in  settlement  of such  right or claim,  and not to such
Trustees or holders of Investor Class shares.

     13. The Plan may be amended at any time with respect to the Investor  Class shares of a Fund provided that no amendment to increase materially the amount of the Fee provided for in Paragraph 1 hereof without  shareholder  approval and no material  amendment to the Plan shall be made unless such  amendment is approved in the manner provided for approval in Paragraph 4 hereof.

     IN WITNESS  WHEREOF,  the Trust has executed this Marketing and Shareholder
Services Plan on the day and year set forth below.

Date:  [___________], 2007

Attest:                                    ACADEMY FUNDS TRUST

By: ______________________                 By: __________________________
Name:                                      Name:
Title:                                     Title:

                                   APPENDIX A

                            Academy Core Equity Fund
                        Academy Select Opportunities Fund

Date:  [__________], 2007